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                                                  EXHIBIT 10.5
                                           PITTWAY CORPORATION
                                             DECEMBER 31, 1995

                                                     FORM 10-K


                  FOURTH EXTENSION AND AMENDMENT


          Reference is made to the Agreement of Employment dated July 1, 1990, as extended and amended by the Extension and Amendment dated as of June 30, 1992, the Second Extension and Amendment dated as of December 31, 1993 and the Third Extension and Amendment dated as of December 31, 1994, by and between Penton Publishing, Inc. (the "Corporation") and Sal F. Marino ("Marino") (as so extended and amended, the "Agreement").

          The Agreement provides that the "term of employment" thereunder expires on December 31, 1995 unless extended by the Corporation and Marino.

          The Corporation and Marino desire to extend such "term of employment", and in connection therewith to make certain amendments to the Agreement.

          Accordingly, the Corporation and Marino hereby agree as follows:

          1. Paragraph 1 of the Agreement is amended in its entirety to read as follows:

                 "1.     This Agreement shall become effective at
          12:01 a.m., EDT, on the date hereof and Marino's employment by the Corporation shall continue until December 31, 1996 (or such later date as the Corporation and Marino may agree upon in writing during the term of employment (as defined below)), unless earlier terminated by Marino's death or pursuant to Paragraph 6. The period from the date hereof to and including the first to occur of December 31, 1996 (or such later date), the date of Marino's death, or the date of termination pursuant to Paragraph 6, is herein referred to as the "term of employment"."

          2. The first sentence of Paragraph 3 of the Agreement is amended in its entirety to read as follows:

          "The Corporation agrees to pay Marino a salary during the term of employment, which shall be payable in equal monthly installments at a rate not less than TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($275,000.00) per year during that portion of the term of employment occurring prior to December 31, 1992, at a rate not less than THREE HUNDRED FIVE THOUSAND DOLLARS ($305,000.00) per year during that portion of the term of employment occurring after December 31, 1992 and prior to December 31, 1993, at a rate not less than THREE HUNDRED FIFTEEN THOUSAND DOLLARS ($315,000.00) per year during that portion of the term of employment occurring after December 31, 1993 and prior to December 31, 1994, at a rate not less than THREE HUNDRED THIRTY THOUSAND DOLLARS ($330,000.00) per year during that portion of the term of employment occurring after December 31, 1994 and prior to December 31, 1995, and at a rate not less than THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) per year during any portion of the term of employment occurring after December 31, 1995."

          IN WITNESS WHEREOF, the undersigned have executed this Fourth Extension and Amendment as of December 31, 1995.



                              PENTON PUBLISHNG, INC.

                              By:      /s/King Harris
                              As Its:  Vice President



                                   /s/ Sal F. Marino
                                       Sal F. Marino